                                                                   EXHIBIT 10.12


                           PRIMEX TECHNOLOGIES, INC.
                          INCENTIVE COMPENSATION PLAN


                                   ARTICLE I

                              Statement of Purpose
                              --------------------

1.1 The purpose of the PRIMEX Technologies, Inc. Incentive Compensation Plan (the "Plan") is to provide a system of incentive compensation which will promote the maximization of Economic Value Added ("EVA(R)"/1/) over the long term. In order to align management incentives with shareholder interests, incentive compensation will reward the creation of value. This Plan will tie incentive compensation to EVA(R) and, thereby, reward management for creating value and penalize management for destroying value.

1.2 EVA(R) is the performance measure of value creation for PRIMEX Technologies, Inc. (the "Company"). Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Managers destroy value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed. By subtracting the cost of capital from the operating profits generated by a business group, EVA(R) measures the total value created (or destroyed) by management. The Plan will reward management increases in EVA(R) and penalize management for decreases in EVA(R).

1.3 The first year of the Plan, which was calendar year 1996, was administered by Olin Corporation which owned and operated the businesses that now comprise the Company. The Company was spun off from Olin at the end of 1996. Accordingly, Olin set the Expected Improvement in EVA(R), Leverage Factor, and Target EVA(R) for the Company and these continue in full force and effect for the Company. The Bank Balances, whether positive or negative, for all Olin Participants that joined the Company in connection with the spin off were transferred to the Participant's Bonus Bank under the Plan.


                                   ARTICLE II

                                  Definitions
                                  -----------

Unless the context provides a different meaning, the following terms shall have the following meanings:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Actual EVA(R)" means, with respect to an EVA(R) Center for a fiscal year, the EVA(R) of such center for such year as calculated by the Chief Financial Officer.

     "Bank Balance" means, with respect to a Participant, a bookkeeping record of the net balance of the amounts credited to and debited against such Participant's Bonus Bank following the end of each fiscal year. For a Participant's first year of participation in the Plan, such Participant's Bank Balance shall initially be equal to zero.

     "Bonus Bank" means, with respect to a Participant, a bookkeeping record of an account to which Declared Bonuses are credited, or debited as the case may be, from time to time under the Plan and from which bonus payments to such Participants are debited.

     "Bonus Multiple" means, with respect to a Participant for a fiscal year, the Participant's Performance Multiple plus the Participant's Target Multiple for such year, except in the case of a Participant who has a Combined

----------------------------
/1/EVA is a registered trademark of Stern Stewart & Co.

     Performance Multiple for such year, the Performance Multiple shall be the Combined Performance Multiple for such Participant for such year.

     "Capital" means, with respect to an EVA(R) Center for a fiscal year, the investment made (both equity and debt) in such center, as determined by the Chief Financial Officer for such year. Each component of Capital will be measured by computing an average balance based on the ending monthly balance for the twelve months of a fiscal year.

     "Capital Charge" means, with respect to an EVA(R) Center for a fiscal year, the deemed opportunity cost of employing Capital in the business of such EVA(R) Center for such year, as determined by the Chief Financial Officer. The Capital Charge is computed as follows:

     Capital Charge = Capital x Cost of Capital

     "Cause" shall mean (i) dishonesty; (ii) theft or other criminal conduct;
     (iii) insubordination; (iv) violation of, or deviation from, any Company or facility work rule, or (v) other misconduct deemed by the Company to be of a serious nature warranting termination.


     "Change in Control" means the occurrence of any one of the following events:

  (i) ceases, by action of the Corporation's Board of Directors, to be either listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market;

 (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Corporation, a majority-owned subsidiary of the Corporation, or an employee benefit plan (or related trust) of the Corporation, or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13(d)(3) under the Act) of 15% or more of the then outstanding voting stock of the Corporation;

(iii) during any period of two consecutive years after 1996, individuals who at the beginning of such period constitute the Corporation's Board of Directors (together with any new Director whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office;

 (iv) all or substantially all of the business or assets of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Corporation is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the shareholders of the Corporation immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company); or

  (v) the Corporation's Board of Directors determines that a tender offer for the Corporation's shares indicates a serious intention by the offeror to acquire control of the Corporation.

     "Chief Executive Officer" means the Chief Executive Officer of the Company as designated by the Board of Directors of the Company from time to time.

     "Chief Financial Officer" means the Chief Financial Officer of the Company as designated by the Board of Directors of the Company from time to time.

     "Combined Performance Multiple" means, with respect to a Participant who is assigned to a Participating Group which has more than on EVA(R) Center, in any fiscal year, the sum of the Performance Multiples for such centers for such year as weighted for such Participating Group.

     "Committee" means the Compensation and Nominating Committee of the Board of Directors of the Company or such other committee as such Board may designate from time to time.

     "Company" or "Corporation" means PRIMEX Technologies, Inc., a Virginia corporation, and its successors and assigns, including any corporation with which the Company is merged or consolidated.

     "Corporate Officer" means a corporate officer of the Company, elected by the Board of Directors of the Company, who is not an assistant officer.

     "Corporate EVA(R) Center" means the EVA(R) Center consisting of the entire Company.

     "Cost of Capital" means for a fiscal year the weighted average of the cost of debt and the cost of equity for such year, as determined by the Chief Financial Officer. The Cost of Capital will be reviewed at least annually and revised if it has changed significantly. Calculations will be carried to one decimal point.

     "Declared Bonus" means, with respect to a Participant for a fiscal year, the bonus earned by such Participant for such year and is equal to the Participant's Initial Declared Bonus for such year except if the Participant's Participating Group has a Value Driver Factor, such Participant's Declared Bonus shall be equal to the sum of (i) the EVA(R)- weighted portion of the Initial Declared Bonus for such year plus (ii) the product of the non-EVA(R) weighted portion of the Initial Declared Bonus for such year multiplied by the Value Driver Factor for such year provided that in all cases prior to a Change in Control the Company in its sole discretion may reduce a positive Declared Bonus of any and all Participants to any amount (but no less than zero) prior to the crediting of such Declared Bonus to the Participant's Bonus Bank.

     "EVA(R)" means, with respect to an EVA(R) Center for a fiscal year, NOPAT of such EVA(R) Center for such year minus Capital Charge of such EVA(R) Center for such year, all as calculated by the Chief Financial Officer. EVA(R) may be positive or negative.

     "EVA(R) Center" means those centers or business groups, including the Company, for which EVA(R) is separately calculated, such centers to be determined annually by the Company for a fiscal year.

     "Expected Improvement " means the constant EVA(R) improvement that is added to shift the target up each year. This is determined by the expected growth in EVA(R) per year with respect to an EVA(R) Center. In the event the Long-Term Target is achieved in any one year, no Expected Improvement is added to next year's target EVA(R). With respect to the Corporate EVA(R) Center, the Expected Improvement shall be $900,000/year.

     "Initial Declared Bonus" means, with respect to a fiscal year for a Participant, the product of the Participant's Target Incentive for such year multiplied by such Participant's Bonus Multiple for such year.

     "Leverage Factor" means the amount of overscore above EVA(R) target that yields a 200% payout or underscore that yields a zero % payout.

     "Long-Term Target" means summation of Target EVA(R) in the initial year, plus Expected Improvement multiplied by 7.

     "NOPAT" means, with respect to an EVA(R) Center for a fiscal year, the net operating profit after taxes for such fiscal year, as determined by the Chief Financial Officer.

     "Participating Group" means for a fiscal year a business division or subunit of a business division which are uniquely identified for the purpose of bonus awards under this Plan and are so designated by the Company from time to time as a Participating Group.

     "Performance Multiple" means, with respect to an EVA(R) Center for a fiscal year, the difference between the Actual EVA(R) and the Target EVA(R) divided by the Leverage Factor. In the case of a Participant who is assigned to more than one EVA(R) Center, the Participant will have a Performance Multiple for each EVA(R) Center.

     "Plan" means this Incentive Compensation Plan, as amended from time to time.

     "Target EVA(R)" means, with respect to an EVA(R) Center for the initial year, of such center the level of EVA(R) as determined by the Company. With respect to the Corporate EVA(R) Center for 1996, the Target EVA(R) shall be ($6,400,000). After the initial year of an EVA(R) Center, the Target EVA(R) for such center for each succeeding fiscal year is revised according to the following formula:

     Target EVA(R) = ((Prior Fiscal Year's Actual EVA(R) + Prior Fiscal Year's Target EVA(R)) divided by 2) + Expected Improvement provided such Target EVA(R) shall be adjusted to reflect any change in the Cost of Capital for such succeeding fiscal year as provided in the EVA(R) Business Management System prepared by Stern Stewart & Co. and provided further that if Long-Term Target is achieved, no Expected Improvement will be added.

     "Target Incentive" means, with respect to a Participant for a fiscal year, the Target Incentive for such Participant for such fiscal year as determined by the Committee in the case of Participants who are Corporate Officers of the Company at the time of determination and in all other cases by the Chief Executive Officer or his designee.

     "Target Multiple" means 1.0 for each Participant except in the first four years during which a Participant participates in the Plan, the Target Multiple shall be 1.5.

     "Value Driver Factor" is based on an assessment of individual and/or group performance as determined annually by the Company.


                                  ARTICLE III

                   Determination and Distribution of Bonuses
                   -----------------------------------------

3.1   Determinations.  For each fiscal year of the Company beginning with the
      --------------
      1997 fiscal year, the Company shall determine with respect to such fiscal year (1) the persons who will be Participants, (2) the Participating Group for each such Participant, (3) the Target Incentive for each Participant,
      (4) the minimum and maximum value of the Value Driver Factor, if any, for each Participant, (5) the EVA(R) Center or EVA(R) Centers for each Participating Group, (6) if there is more than one EVA(R) Center for a Participating Group, the weight each EVA(R) Center will carry in determining the Bonus Multiple of such Participating Group and (7) Cost of Capital for each EVA(R) Center. As soon as practicable following the close of the fiscal year, the Company shall determine the following with respect to such fiscal year for each Participant: (1) Actual EVA(R) and Performance Multiple for each EVA(R) Center, (2) the Performance Multiple or Combined Performance Multiple, as the case may be, for each Participating Group, (3) the Bonus Multiple, (4) the Value Driver Factor,
      (5) the Initial Declared Bonus, (6) the Declared Bonus and (7) the Capital Charge for each EVA(R) Center. The Committee on behalf of the Company shall determine the Initial Declared Bonus, Value Driver Factor (if any) and the Declared Bonus for Participants who are Corporate Officers at the time of determination. Capital, Cost of Capital, Capital Charge, Expected Improvement in EVA(R), Leverage Factor and Target EVA(R) may be adjusted from time to time for a fiscal year to reflect extraordinary or nonrecurring charges or financial developments.

3.2   Distribution.  As soon as practicable, following the close of each fiscal
      ------------
      year of the Company, but no later than March 15 following such close, the Company shall with respect to each Participant:

(1) Add the Declared Bonus for such fiscal year (including any negative bonuses) to the Bonus Bank.

(2) Pay out a prescribed portion of any positive Bank Balance in accordance with the distribution ratio shown below, and

(3) Carry the remaining Bank Balance (positive or negative) forward to the next fiscal year.

     The prescribed distribution ratios for the Bonus Bank for a Participant are:

     First year of Plan participation           67%
     Second year of Plan participation          50%
     Third year of Plan participation           40%
     Fourth year of Plan participation          33%

     If the first period of participation for a Participant is less than six months, then the first year distribution ratio (i.e. 67%) applies to this period and the full subsequent year of participation. Thereafter, the distribution ratios are as above.

     Notwithstanding the foregoing, the Company may, as it determines in its sole discretion, reduce the distribution ratio for any and all Participants at any time prior to payment of the distribution from the Bonus Bank for a fiscal year, provided the Committee shall make such determination in the case of any Corporate Officer.

3.3  Negative Bonus Bank.  If, as a result of negative EVA(R), a Bonus Bank has
     -------------------
     a deficit, no Participant shall be required, at any time, to reimburse his or her Bonus Bank.

3.4  Lump Sum.  All distributions from the Plan shall be made in a cash lump sum
     --------
     unless payment is deferred in a timely manner by the Participant with the consent of the Company under the Company's bonus deferral policy as in effect from time to time.

3.5  Interest.  No interest shall be paid on or accrue to any Bank Balance.
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                                   ARTICLE IV

                   Participation, Transfers and Terminations
                   -----------------------------------------

4.1  Participant Matters.  Unless otherwise expressly reserved to the Committee
     -------------------
     or the Chief Financial Officer and except in cases affecting the Chief Executive Officer, the Chief Executive Officer or his designee on behalf of the Company shall determine all Plan matters with respect to all Participants.

3.1  Transfers.  A Participant who transfers his or her employment from one
     ---------
     Participating Group of the Company to another Participating Group shall retain his or her Bonus Bank and will be eligible to receive future Plan bonuses in accordance with the provisions of the Plan. During the year of transfer, the Initial Declared Bonus and Declared Bonus for such Participant shall be pro rated on time spent in each Participating Group.

4.3  Retirement, Disability or Death.  If during a fiscal year a Participant
     -------------------------------
     terminates employment with the Company by virtue of electing retirement (must be minimum of fifty-five years of age with at least ten years service), receiving disability payments under the Company's long-term disability benefits program or death, such Participant, surviving beneficiary or estate shall receive the positive Bank Balance. The Participant, surviving beneficiary or estate, will receive his or her balance as soon as practical after qualifying for receipt of benefit payments under the Company's long-term disability benefits program or retirement. Payments of such balance made under this Section 4.3 shall not be included in any PRIME Plan or Restoration Plan calculation.

4.4  Involuntary Termination Without Cause.  A Participant whose employment is
     -------------------------------------
     terminated by the Company or any subsidiary without Cause shall be paid the positive Bank Balance, if any, within 30 days from the date of termination. Any payments of such balance made under this Section 4.4 shall not be included in any PRIME Plan or Restoration Plan calculation.

4.5  Voluntary Termination.  In the event that a Participant voluntarily
     ---------------------
     terminates employment with the Company or any of its subsidiaries, the right of Participant to his or her Bonus Bank and any Bank Balance shall be forfeited unless a different determination is made by the Company. Any payments of such balance made under this Section 4.5 shall not be included in any PRIME Plan or Restoration Plan calculation.

4.6  Involuntary Termination for Cause.  In the event of termination of
     ---------------------------------
     employment for Cause, the right of Participant to his or her Bonus Bank and any Bank Balance shall be forfeited unless a different determination is made by the Company in its sole discretion. Any payments of such balance made under this Section 4.6 shall not be included in any PRIME Plan or Restoration Plan calculation.

4.7  Breach of Agreement.  Notwithstanding any other provision of the Plan or
     -------------------
     any other agreement, in the event that a Participant shall breach any non-competition agreement or provision relating to the Company or any subsidiary of the Company or breach any agreement with respect to the post-employment conduct of such Participant, including those contained in any benefit or incentive plan or award, the Bonus Bank held by such Participating Participant shall be forfeited.

4.8  Change in Control.  Upon a Change in Control, the Plan shall terminate and
     -----------------
     positive Bank Balance shall be paid to Participants within five days of such Change in Control. Any payments of such balance made under this
     Section 4.8 shall not be included in any PRIME Plan or Restoration Plan calculation.

4.9  No Guarantee.  Participation in the Plan provides no guarantee that
     ------------
     payments under the Plan will be paid. Selection as a Participant is no guarantee that payments under the Plan will be paid or that selection as a Participant will be made for the subsequent fiscal year.


                                   ARTICLE V

                               General Provisions
                               ------------------

5.1   Withholding of Taxes.  The Company shall have the right to withhold the
      --------------------
     amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

5.2  Expenses.  All expenses and costs in connection with the adoption and
     --------
     administration of the Plan shall be borne by the Company out of its general funds.

5.3  Claims for Benefits.  Participants whose employment with the Company or
     -------------------
     any subsidiary is terminated for any reason will be deemed to have made a claim for benefits under the Plan and no written claim will be required. Claims for benefits will be decided by the Chief Executive Officer or, in the case or a claim pertaining to the Chief Executive Officer, by the Committee (collectively referred to as the "Adjudicator"). If the Adjudicator believes that a terminated Participant is not entitled to benefits under the terms and conditions of the Plan, it shall notify the Participant in writing of the denial of benefits within 90 days of the Participant's termination of service. In the event that a claim is wholly or partially denied, the Participant or his representative will receive a written explanation of the reason for denial. The Participant or his representative may request a review of the denied claim within 60 days of receipt of the denial and, in connection therewith, may review pertinent documents and submit comments in writing. Upon receipt of an appeal, the Adjudicator shall decide the appeal within 60 days of receipt. The decision on appeal shall be in writing, shall include specific reasons for the decision and shall prefer to pertinent provisions of the Plan on which the decision is based. In reaching its decision, the Adjudicator shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

5.4  Action Taken In Good Faith.  The Company may employ attorneys,
     --------------------------
     consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Chief Executive Officer in good faith shall be final and binding upon all employees, the Company and all other interested parties. No member of the Committee, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan.

5.5  Rights Personal to Employee.  Subject to Section 4.3 above, any rights
     ---------------------------
     provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable during his lifetime, only by such employee.

5.6  Distribution.  Upon termination of the Plan or suspension of the Plan for a
     ------------
     period of more than 90 days, the positive Bank Balance of each Participant shall be distributed as soon as practicable, but in no event later than 90 days from such event. The Committee, in its sole discretion, may accelerate distribution of the balance of any Bonus Bank, in whole or in part, at any time without penalty.

5.7  Non-Allocation of Award.  In the event of a suspension or termination of
     ----------------------------
     the Plan during any fiscal year, except where expressly provided for, as provided herein at Section 10.1, the Declared Bonus for such year shall be deemed forfeited and no portion thereof shall be allocated to Participants. In the event of a suspension, any such forfeiture shall not affect the calculation of EVA(R) in any subsequent year.


                                   ARTICLE VI

                                  Limitations
                                  -----------

6.1  No Continued Employment.  Nothing contained herein shall provide any
     -----------------------
     employee with any right to continued employment or in any way abridge the rights of the Company and its subsidiaries to determine the terms and conditions of employment and whether to terminate employment of any employee. Neither the establishment of the Plan or the grant of an award or bonus hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company or any of its subsidiaries to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

6.2  No Vested Rights.  Except as otherwise expressly provided herein, no
     ----------------
     employee or other personal shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his Bonus Bank and no officer or employee of the Company or any subsidiary or any other personnel shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to any lien or pledge or any claim by a Participant's creditors. The right of the Participant to receive a distribution thereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of participation hereunder.

6.3  Not Part of Other Benefits.  The benefits provided in this Plan shall not
     --------------------------
     be deemed a part of any other benefit provided by the Company or any of its subsidiaries to its employees. Neither the Company nor any of its subsidiaries assumes any obligation to Participants except as specified herein.

6.4  Other Plans.  Nothing contained herein shall limit the Company and its
     -----------
     subsidiaries' power or the Committee's power to grant bonuses to employees of the Company or any of its subsidiaries, whether or not Participants in this Plan.

6.5  Unfunded Plan.  This Plan is unfunded and is maintained by the Company in
     -------------
     part to provide deferred compensation to a select group of management and highly compensated employees. Nothing herein shall create or be construed to create a trust or separate fund of any kind, or a fiduciary relationship between the Company (or any of its subsidiaries) and any Participant.

                                  ARTICLE VII

                                   Authority
                                   ---------

7.1 Full power and authority to interpret and administer this Plan shall be vested in the Committee, which shall have the authority to make rules and regulations for the administration of the Plan. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Any decision taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them. The Committee may delegate its power and authority with respect to the Plan to the Chief Executive Officer from time to time as it determines. All powers and responsibilities of the Committee provided in this Plan may also be exercised by the Board of the Company at any time.


                                  ARTICLE VIII

                                     Notice
                                     ------

8.1 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his business address or office location.


                                   ARTICLE IX

                                 Effective Date
                                 --------------

9.1  This Plan is deemed to be effective as of January 1, 1996.


                                   ARTICLE X

                                   Amendments
                                   ----------

10.1 This Plan may be amended, suspended or terminated in whole or in part at any time from time to time at the sole discretion of the Committee; provided however, that no such change in the Plan shall be effective to eliminate or diminish the distribution of any award that has been allocated to the Bonus Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.


                                   ARTICLE XI

                                 Applicable Law
                                 --------------

11.1 This Plan shall be construed in accordance with the provisions of the laws of the State of Florida.